EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Genta Incorporated on Form S-8 of our report dated February 21, 2002, appearing in the Annual Report on Form 10-K/A of Genta Incorporated for the year ended December 31, 2001.




/s/ Deloitte & Touche LLP
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Parsippany, New Jersey
November 5, 2002